Transamerica Partners Mid Value Portfolio


Fund	Offering Date/Trade Date	Issuer/Security
	Cusip	Offering Type	Shares	Unit Price of
Offering/Price Paid Per Unit	Spread	Total Price Paid
	Underwriter From Whom the Fund Purchased
	Total Shares Offered	Total Size of the
Offering	Total Shares Purchased by Investment
Management	Total Price Paid by the Fund Plus Total
Price paid For Same Securities Purchased By the Same
Sub-adviser	% of Offering
Transamerica Partners Mid Value Portfolio
	1/15/2015	Southwestern Energy Company
(SWN) Secondary	84546710	U.S. Registered
18,900 	 $23.00 	 $0.69 	$434,700	BofA Merrill
Lynch	 26,086,957 	$600,000,011	 1,564,700
	$35,988,100	6.00%	BofA Merrill Lynch /
Citigroup / J.P. Morgan / Wells Fargo Securities / BMO
Capital Markets / BNP Paribas / MUFG / Mizuho
Securities / RBS / SMBC Nikko / BBVA / Credit Agricole
CIB / RBC Capital Markets / CIBC / Societe Generale /
BB&T Capital Markets / Comerica Securities / Fifth Third
Securities / Heikkinen Energy Advisors / HSBC / KeyBanc
Capital Markets / Macquarie Capital / Piper Jaffray /
PNC Capital Markets LLC / Baird / Scotiabank / Howard
Weil / Tudor, Pickering, Holt &  Co.
Transamerica Partners Mid Value Portfolio
	3/24/2015	Brixmor Property Group Inc.
(BRX) Secondary	11120U10	U.S. Registered
8,500 	 $26.38 	 $0.3957 	$224,230	Wells
Fargo Securities	 22,500,000 	$593,550,000
620,500 	$16,368,790	2.76%	BofA Merrill
Lynch / Citigroup / J.P. Morgan / Wells Fargo Securities
Transamerica Partners Mid Value Portfolio
	3/25/2015	Citizens Financial Group, Inc.
(CFG) Secondary	17461010	U.S. Registered
12,900 	 $23.75 	 $0.285 	$306,375	Morgan Stanley
135,000,000 	$3,206,250,000	 1,677,220
	$39,833,975	1.24%	Morgan Stanley /
Goldman, Sachs & Co. / J.P. Morgan / Citigroup / Credit
Suisse / Deutsche Bank Securities / RBS / UBS
Investment Bank / Wells Fargo Securities / Barclays /
Keefe, Bruyette & Woods / Oppenheimer & Co. / RBC
Capital Markets / Sandler O'Neill + Partners, L.P.
Transamerica Partners Mid Value Portfolio
	11/18/2015	Match Group, Inc. (MTCH) IPO
	57665R106	U.S. Registered	 15,300 	 $12.00
$0.66 	$183,600	BofA Merrill Lynch
33,333,333 	$399,999,996	 988,800
	$11,865,600	2.97%	J.P. Morgan / Allen &
Company LLC / BofA Merrill Lynch / Deutsche Bank
Securities / BMO Capital Markets / Barclays / BNP
Paribas / Cowen and Company / Oppenheimer & Co. /
PNC Capital Markets LLC / Societe Generale / Fifth Third
Securities